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                                                                    Exhibit 99.1

[WHITEHALL JEWELLERS, INC. LOGO]             NEWS RELEASE

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                                  For:          Whitehall Jewellers, Inc.
                                  Contact:      John R. Desjardins
                                                Executive Vice President,
                                                Chief Financial Officer
FOR IMMEDIATE RELEASE                           TX: 312/762-9751


       WHITEHALL JEWELLERS CHAIRMAN & CHIEF EXECUTIVE OFFICER PASSES AWAY

Chicago, Illinois, March 30, 2005 - Daniel H. Levy, Director of Whitehall Jewellers, Inc. (NYSE: JWL) today issued the following statement:

"It is with great sadness that I announce that Hugh Patinkin, our Chairman & CEO, passed away suddenly this morning of an apparent heart attack. The entire Whitehall organization mourns this tragic loss, and our thoughts and prayers are with Hugh's wife, Sheila Patinkin and his entire family. Hugh was both an exceptional leader and remarkable individual who demonstrated true passion for our business."

The Board has appointed Daniel H. Levy as interim Chairman and Cindy Baier as interim Chief Executive Officer.

Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 384 stores in 38 states. The Company operates stores in regional and superregional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.



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